UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2021

BTCS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55141	90-1096644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9466 Georgia Avenue #124, Silver Spring, MD 20910

(Address of Principal Executive Offices, and Zip Code)

(202) 430-6576

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	NA	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.02 Unregistered Sales of Equity Securities.

On January 6, 2021, BTCS Inc. (the “Company”) received $1,100,000 in funds from Messrs. David Garrity a director, and Charles Allen and Michal Handerhan, executive officers and directors of the Company pursuant to the subscription agreements entered into with them on January 1, 2021 and issued to them 1,100,000 shares of the Company’s Series C-2 Convertible Preferred Stock (the “Series C-2”). The material terms of the Series C-2 are summarized as follows:

Redemption and Stockholder Approval: Under the terms of the Series C-2, the Company shall call a special meeting of stockholders within 180 days of the initial issuance date seeking stockholder ratification of the issuance of the Series C-2. If the ratification of the issuance is not approved prior to the twelve-month anniversary of the initial issuance date (the “Vote Deadline”), the Series C-2 will be redeemed at a price equal to 107% of (i) the stated value per share, or $1.07 per share, plus (ii) all unpaid dividends thereon. If the Company has filed a proxy with the Securities and Exchange Commission prior to the Vote Deadline and is unable to conduct a vote prior to the Vote Deadline then the Vote Deadline will be extended until such time as the vote is conducted. The Series C-2 will not be entitled to vote on the ratification.

Conversion: Each share of Series C-2 is convertible into shares of the Company’s common stock, par value $0.001 per share, beginning on the two-year anniversary of the initial issuance date at a per-share conversion rate determined by dividing the stated value by $0.17, subject to anti-dilution adjustment provisions described below, if applicable. Further, the Series C-2 automatically converts into shares of common stock upon the earlier of: (i) the four-year anniversary of the initial issuance date, and (ii) the Company’s common stock being listed on a national securities exchange.

Ranking: The Series C-2 ranks senior to the Company’s common stock, and to all other classes and series of equity securities of the Company which by their terms do not rank pari passu or senior to the Series C-2. The Series C-2 is subordinate to and ranks junior to all indebtedness of the Company. The holders of the Series C-2 are entitled to receive dividends or distributions on each share of Series C-2 on an as converted basis.

Voting Rights: If the issuance of the Series C-2 is ratified by the stockholders of the Company, each share of Series C-2 shall vote on an as converted basis with the common stock or other equity securities of the Company on a two vote per one share of common stock basis. The common stock into which the Series C-2 is convertible shall, when issued, have all the same voting rights as other issued and outstanding common stock of the Company.

Anti-Dilution Adjustment: If at any time after the initial issuance date, the Company raises capital equal to or in excess of $5 million by issuing common stock or common stock equivalents, then the following amount will be added to the numerator of the per-share conversion formula: the product of: (i) 0.000002, and (ii) the aggregate amount of all capital raised by the Company after the initial issuance date, subject to a $13 million cap.

The sale of the Series C-2 was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) and Rule 506(b) of Regulation D thereof.

The foregoing description of the Series C-2 does not purport to be complete and is qualified in their entirety by reference to the provisions of such Certificate of Designations, Preferences and Rights of the Series C-2 (the “Certificate of Designation”), which is filed as Exhibit 4.1 to this report.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 5, 2021, the Company filed with the Secretary of State of the State of Nevada (the “Secretary of State”) the Certificate of Designation for the Series C-2. The Certificate of Designation was effective upon filing with the Secretary of State and designated a new series of preferred stock of the Company as Series C-2 with 1,100,000 shares authorized for issuance. Reference is made to Item 3.02 of this report, which is incorporated herein by reference, for a summary description of the material terms of the Series C-2.

The Company intends to seek stockholder approval for the ratification of the Series C-2 issuance described in Item 3.02 of this report.

Item 9.01 Financial Statements and Exhibits.

4.1	Certificate of Designations, Preferences and Rights of the Series C-2 Convertible Preferred Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTCS INC.

Date:	January 6, 2021	By:	/s/ Charles W. Allen
		Name:	Charles W. Allen
		Title:	Chief Executive Officer